Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Holly Burkhart	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hburkhar@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE REPORTS Q4 GAAP EPS OF $0.18, NON-GAAP EPS OF $0.23

Full Year Non-GAAP EPS Increases by 17% and Operating Margin Expands by 400 basis points over 2008

PALO ALTO, Calif., December 22, 2009 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its fourth quarter, which ended on November 30, 2009.

Total revenue for the fourth quarter of fiscal 2009 was $195.6 million and net income was $31.7 million, or $0.18 per diluted share. This compares to total revenue of $185.5 million and net income of $32.3 million, or $0.18 per diluted share, as reported for the fourth quarter of fiscal 2008.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2009 was $39.2 million or $0.23 per diluted share, compared with $39.9 million or $0.23 per diluted share for the fourth quarter of fiscal 2008. Non-GAAP operating income for the fourth quarter of fiscal 2009 was $58.3 million, resulting in a non-GAAP operating margin of 30%. This compares to non-GAAP operating income of $54.0 million, or a 29% non-GAAP operating margin in the fourth quarter of fiscal 2008. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, and equity investment activities and assume a non-GAAP effective tax rate of 32% for fiscal 2009 and 30% for fiscal 2008.

“We executed well in 2009 – bringing innovative new technologies to market, showcasing the stability in our core business, expanding our footprint in key verticals and geographies, and meaningfully increasing our profitability,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “As we enter 2010, we’re focused on continuing to extend our innovation advantage as the leading pure-play provider of event-driven infrastructure.”

Fourth Quarter Fiscal 2009 Highlights

•	Record quarterly total revenue of $195.6 million;

•	License revenue was $94.7 million;

•	Non-GAAP operating margin was 30%;

•	Repurchased 4.3 million shares;

•	Strong mix of business across major industries including Financial Services, Telecommunications, Government, Energy, and Life Sciences;

•	TIBCO closed 127 deals over $100K and had 19 deals over $1 million; and

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TIBCO expanded its business with leading companies and agencies in the fourth quarter such as Barclays, Direct Energy, Home Depot, Grupo Santander, Monex, Segretaria da Fazenda of Saõ Paulo, and U.S. Citizenship and Immigration Services.

Full Year Fiscal 2009 Highlights

•	Total revenue of $621.4 million;

•	Non-GAAP operating margin was 22.5%, up 400 basis points from fiscal 2008;

•	Record non-GAAP EPS of $0.55, vs. $0.47 for fiscal 2008;

•	Cash flow from operations of $115.4 million; and

•	Repurchased 12.9 million shares.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its fourth quarter results. The conference call will be hosted by Thomson Financial and may be accessed over the Internet at www.tibco.com or via dial-in at (888) 213-3752 or (913) 312-0947. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on January 22, 2010 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 4047790.

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About TIBCO

TIBCO’s technology digitized Wall Street in the ’80s with event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ’90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

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TIBCO, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for fourth quarter of fiscal year 2009 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding the extension of our innovation advantage as the leading pure-play provider of event-driven infrastructure are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: our ability to adapt to new technologies and evolving industry trends; and competitive factors, including but not limited to competition from alternative business models, industry consolidation and new product introductions. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2008 and Quarterly Report on Form 10-Q for the quarter ended August 30, 2009. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	November 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$292,529	$254,400
Short-term investments	307	13,073
Accounts receivable, net	154,744	133,191
Prepaid expenses and other current assets	52,657	49,994

Total current assets	500,237	450,658

Property and equipment, net	94,631	103,531
Goodwill	374,285	343,942
Acquired intangible assets, net	83,060	80,437
Long-term deferred income tax assets	70,057	70,135
Other assets	44,069	39,865

Total assets	$1,166,339	$1,088,568

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,350	$15,030
Accrued liabilities	96,595	90,980
Accrued excess facilities costs	5,848	6,572
Deferred revenue	159,241	140,221
Current portion of long-term debt	2,148	2,033

Total current liabilities	282,182	254,836

Accrued excess facilities costs, less current portion	1,083	5,594
Long-term deferred revenue	15,353	12,007
Long-term deferred income tax liabilities	9,257	15,329
Long-term income tax liabilities	17,045	12,439
Long-term debt, less current portion	40,377	42,525
Other long-term liabilities	3,561	3,837

Total long-term liabilities	86,676	91,731

Total liabilities	368,858	346,567

Minority interest	732	358

Total stockholders’ equity	796,749	741,643

Total liabilities and stockholders’ equity	$1,166,339	$1,088,568

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,		Year Ended November 30,
	2009	2008	2009	2008
Revenue:
License	$94,674	$90,424	$247,237	$273,415
Service and maintenance	100,896	95,100	374,151	371,056

Total revenue	195,570	185,524	621,388	644,471

Cost of revenue:
License	7,899	8,319	28,252	30,276
Service and maintenance	34,898	35,681	130,800	147,622

Total cost of revenue	42,797	44,000	159,052	177,898

Gross profit	152,773	141,524	462,336	466,573

Operating expenses:
Research and development	30,848	25,888	108,691	106,594
Sales and marketing	59,984	58,116	204,212	224,641
General and administrative	13,494	12,789	46,666	53,046
Amortization of acquired intangible assets	3,606	4,026	14,165	16,557

Total operating expenses	107,932	100,819	373,734	400,838

Income from operations	44,841	40,705	88,602	65,735

Interest income	212	1,688	2,265	9,115
Interest expense	(756)	(710)	(2,968)	(3,238)
Other income (expense), net	46	(495)	1,718	(782)

Income before provision for income taxes and minority interest	44,343	41,188	89,617	70,830

Provision for income taxes	12,518	8,923	27,097	18,314

Minority interest, net of tax	92	(26)	218	105

Net income	$31,733	$32,291	$62,302	$52,411

Net income per share:
Basic	$0.19	$0.18	$0.37	$0.29

Diluted	$0.18	$0.18	$0.36	$0.29

Shares used to compute net income per share:
Basic	164,925	174,612	168,970	180,525

Diluted	171,886	175,758	172,328	183,742

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended November 30,
	2009	2008
Cash flows from operating activities:
Net income	$62,302	$52,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	15,107	15,814
Amortization of acquired intangible assets	27,628	32,302
Stock-based compensation	23,546	20,972
Deferred income tax	(12,630)	(26,194)
Tax benefits related to stock benefit plans	21,573	27,025
Excess tax benefits from stock-based compensation	(17,016)	(24,713)
Minority interest, net of tax	218	105
Other non-cash adjustments, net	1,207	991
Changes in assets and liabilities:
Accounts receivable	(20,896)	20,683
Prepaid expenses and other assets	7,465	9,060
Accounts payable	2,300	3,531
Accrued liabilities and excess facilities costs	(7,735)	12,528
Deferred revenue	12,328	7,977

Net cash provided by operating activities	115,397	152,492

Cash flows from investing activities:
Purchases of short-term investments	—	(37,047)
Maturities and sales of short-term investments	12,448	124,032
Acquisitions, net of cash acquired	(27,340)	(20,098)
Purchases of private equity investments	—	(38)
Proceeds from private equity investments	117	347
Purchases of property and equipment	(5,388)	(8,937)
Restricted cash pledged as security	(2,571)	652

Net cash provided by (used in) investing activities	(22,734)	58,911

Cash flows from financing activities:
Proceeds from issuance of common stock	26,120	10,630
Repurchases of the Company’s common stock	(106,447)	(148,989)
Excess tax benefits from stock-based compensation	17,016	24,713
Principal payments on long-term debt	(2,033)	(1,924)
Payment of issuance costs on line of credit	(2,317)	—

Net cash used in financing activities	(67,661)	(115,570)

Effect of foreign exchange rate changes on cash and cash equivalents	13,127	(11,670)

Net change in cash and cash equivalents	38,129	84,163

Cash and cash equivalents at beginning of period	254,400	170,237

Cash and cash equivalents at end of period	$292,529	$254,400

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, charges for acquired in-process research and development, costs related to formal restructuring activities, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Acquired Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Equity Investment Activities

TIBCO records gains or losses on its equity investments based on its pro-rata share of gains or the net losses of the investment. These gains or net losses are included in TIBCO’s GAAP presentation of operating income, net income and net income per share. TIBCO’s business is not to invest in third parties, and such investments do not constitute a material portion of TIBCO’s assets. The timing and magnitude of gains and losses are unpredictable, as they are inherently based on the performance of the third party subject to a particular investment. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items do not necessarily reflect expected future operating expense or income, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,				Year Ended November 30,
	2009		2008		2009		2008
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
GAAP	$44,841	$31,733	$40,705	$32,291	$88,602	$62,302	$65,735	$52,411

Amortization of intangible assets - cost of revenue	3,455	3,455	3,957	3,957	13,463	13,463	15,745	15,745
Amortization of intangible assets - operating expense	3,606	3,606	4,026	4,026	14,165	14,165	16,557	16,557
Stock-based compensation - cost of revenue	626	626	640	640	2,526	2,526	2,612	2,612
Stock-based compensation - R&D expense	1,457	1,457	1,128	1,128	5,597	5,597	4,584	4,584
Stock-based compensation - S&M expense	2,122	2,122	1,874	1,874	7,440	7,440	6,963	6,963
Stock-based compensation - G&A expense	2,186	2,186	1,712	1,712	7,983	7,983	6,813	6,813
Realized gain on sales of private equity investment	—	—	—	—	—	—	—	(125)
Income tax adjustment for non-GAAP (1)	—	(5,976)	—	(5,690)	—	(17,956)	—	(19,434)

Non-GAAP	$58,293	$39,209	$54,042	$39,938	$139,776	$95,520	$119,009	$86,126

Diluted net income per share:
GAAP		$0.18		$0.18		$0.36		$0.29

Non-GAAP		$0.23		$0.23		$0.55		$0.47

Shares used to compute diluted net income per share		171,886		175,758		172,328		183,742

(1)	The estimated non-GAAP effective tax rate was 32% and 30% for fiscal 2009 and 2008, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.